Exhibit 99.1

CUSIP No. 23257B 107	13G

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of CYNGN, Inc.

Dated: February 14, 2024

REDPOINT VENTURES IV, L.P.
By its General Partner, Redpoint Ventures IV, LLC

By:	/s/ Scott Raney
Name:	Scott Raney
Managing Director

REDPOINT ASSOCIATES IV, LLC

By:	/s/ Scott Raney
Name:	Scott Raney
Managing Director

REDPOINT VENTURES IV, LLC

By:	/s/ Scott Raney
Name:	Scott Raney
Managing Director

Page 1